EXHIBIT 23.1
Consent of Grant Thornton
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our report dated March 25, 2008, accompanying the consolidated financial statements included in the Annual Report of Concho Resources Inc. on Form 10-K for the year ended December 31, 2007. We hereby consent to the incorporation by reference of said report in the Registration Statement of Concho Resources Inc. on Form S-8 (File No. 333-145791, effective August 30, 2007).
/s/ GRANT THORNTON LLP

Tulsa, Oklahoma
March 25, 2008